January 24, 2007

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20459

Commissioners:

We have read Item 4.01 of CrossPoint Energy Company's Form 8-K dated January 24, 2007, and are in agreement with the statements concerning our Firm.

/s/ CACCIAMATTA ACCOUNTANCY CORPORATION